UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2011
Date of Report (Date of earliest event reported)

UNITED COMMUNICATIONS PARTNERS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SVEAVÄGEN 17, BOX 3061, SE-103 61, STOCKHOLM, SWEDEN	SE-10361
(Address of principal executive offices)	(Zip Code)

+468 660 7333
Registrant’s telephone number, including area code

BARK GROUP INC.
(Former name if changed since last report)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark, DK-1100
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 25, 2011, the Company (as Bark Group Inc.) merged with its wholly-owned subsidiary, United Communications Partners Inc., pursuant to the Articles and Plan of Merger filed by the Company with the Nevada Secretary of State, a copy of which is filed herein as Exhibit 3.1. As disclosed in the Current Report on Form 8-K filed by the Company on March 7, 2011, the merger was in the form of a parent/subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Concurrent with the completion of the merger, the Company changed its name to “United Communications Partners Inc.” and the Company’s Articles of Incorporation have been amended to reflect this name change.

As at the open of business on March 25, 2011, in connection with the Company’s name change to United Communications Partners Inc., the Company’s stocks trade on the OTCQB under its new trading symbol “UCPA”. The Company’s new CUSIP number is 90983A 109.

Attached as Exhibit 99.2 is a copy of the Company’s news release dated March 24, 2011 announcing the completion of the Company’s merger and name change to be effective on March 25, 2011.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro Forma Consolidated Financial Statements.

None.

(c)	Exhibits.

Exhibit No. Document

	3.1	Articles of Merger and Plan of Merger

	99.1	News Release dated March 24, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNICATIONS PARTNERS INC.

Date: March 30, 2011
	By:	/s/ Bent Helvang
	Name:	Bent Helvang
	Title:	Corporate Secretary